                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                              QUEST SOFTWARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

PRELIMINARY COPY

                             [QUEST SOFTWARE LOGO]

                                                                  April   , 2001

To our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Quest Software, Inc. The Annual Meeting will be held on Tuesday, May 15, 2001, at 10:00 a.m. Pacific time at our principal executive offices located at 8001 Irvine Center Drive, Irvine, California 92618.

     The actions to be taken at the Annual Meeting are described in detail in the enclosed Proxy Statement and Notice of Annual Meeting. Included with these proxy materials is a copy of our Annual Report on Form 10-K for 2000. We encourage you to read all of these materials.

     Please use this opportunity to take part in the affairs of your Company by voting on the business to come before the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-prepaid envelope. You can also vote by telephone or via the Internet. See "Internet and Telephone Voting" in the Proxy Statement for more details and follow the instructions on your proxy card.

     We look forward to seeing you at our Annual Meeting.

                                          Sincerely,

                                          Vincent C. Smith,
                                          Chairman of the Board
                                          and Chief Executive Officer

PRELIMINARY COPY

                             [QUEST SOFTWARE LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 2001

     The Annual Meeting of Shareholders of Quest Software, Inc. will be held on Tuesday, May 15, 2001 at 10:00 a.m., Pacific time, at the Company's principal executive offices located at 8001 Irvine Center Drive, Irvine, California 92618, for the following purposes:

     1. To elect five directors;

     2. To approve an amendment to our Bylaws to increase the minimum number of directors to four from three, so that the authorized number of directors will be a range of four to seven;

     3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of Quest for the year ending December 31, 2001; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record as of the close of business on April 4, 2001 are entitled to notice of and to vote at the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided for that purpose, or to vote electronically via the Internet or by telephone. Any shareholder attending the Annual Meeting may vote in person even if he or she has previously returned a proxy card.

                                          By order of the Board of Directors,

                                          David M. Doyle,
                                          President and Secretary

Irvine, California
April   , 2001

PRELIMINARY COPY

                             [QUEST SOFTWARE LOGO]

                            ------------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 15, 2001

     The enclosed Proxy is solicited on behalf of the Board of Directors of Quest Software, Inc., a California corporation ("Quest" or the "Company"), for use at the Company's annual meeting of shareholders (the "Annual Meeting") to be held on Tuesday, May 15, 2001 at 10:00 a.m., Pacific time, and at any adjournment thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices, located at 8001 Irvine Center Drive, Irvine, California 92618, and the telephone number at that location is (949) 754-8000.

     These proxy solicitation materials were first mailed on or about April [18], 2001 to all Quest shareholders entitled to vote at the Annual Meeting.

PROCEDURAL MATTERS

     Shareholders of record as of the close of business on April 4, 2001 ("the Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 87,265,706 shares of Common Stock issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock held on the Record Date on each of the matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment. Quest does not currently anticipate that any other matters will be raised at the Annual Meeting.

     A shareholder may revoke any proxy given pursuant to this solicitation at any time before it is voted by attending the Annual Meeting and voting in person, or by delivering to Quest's Corporate Secretary, at the principal executive offices of Quest referred to above, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy.

     Quest will bear the cost of this solicitation. Quest has retained the services of MacKenzie Partners, Inc. to assist in obtaining proxies from brokers and nominees of shareholders for the Annual Meeting. The estimated cost of such services is $5,000 plus out-of-pocket expenses. In addition, Quest will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Certain of Quest's directors, officers and regular employees may solicit proxies personally or by telephone, facsimile or telegram, without additional compensation.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

     The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Common stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. Quest intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum, but to exclude abstentions and broker non-votes from the calculation of the shares represented and voting with respect to any proposal. Accordingly, abstentions and broker non-votes will not have an effect on the election of directors or the proposal to ratify the selection of our independent auditors, and will have the effect of a "NO" vote on our proposal to approve an amendment to our bylaws.

INTERNET AND TELEPHONE VOTING

     Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP's program.

     Registered shareholders may vote electronically through the Internet by following the instructions included with their proxy card. Shareholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting.

     The deadline for voting through the Internet or by telephone is 12:00 midnight Eastern time on May 14, 2001.

DIRECTORS

     Listed below are the five directors nominated for election at the Annual Meeting. All of the directors elected at the Annual Meeting will serve a one-year term expiring at the next annual meeting of shareholders.

                 NAME                    AGE                   POSITION WITH QUEST
                 ----                    ---                   -------------------
Vincent C. Smith.......................  37     Chairman of the Board and Chief Executive Officer
David M. Doyle.........................  40     President, Secretary and Director
Doran G. Machin(1)(2)..................  46     Director
Jerry Murdock, Jr.(1)(2)...............  42     Director
Raymond J. Lane(2).....................  56     Director

---------------
(1) Member of Compensation Committee

(2) Member of Audit Committee

     Vincent C. Smith has served as our Chief Executive Officer since 1997 and a director since 1995. Mr. Smith became Chairman of the Board in 1998. In 1994, Mr. Smith was Director of Open Systems at BMC Software, where he managed its sales operations. From 1992 to 1994, Mr. Smith co-founded Patrol Software North America and served as its Vice President of Worldwide Sales and Marketing. Patrol Software merged with BMC in 1994. Mr. Smith worked at Oracle Corporation from 1987 to 1992 in a variety of sales management positions. Mr. Smith is a director of Emergent Information Technologies, Inc.

     David M. Doyle is our President, Secretary, founder and a director. Mr. Doyle has been President and a director since the formation of Quest in 1987 and has been our Secretary since June 1999. Mr. Doyle was the primary designer and developer of our products during the initial four years after the founding of Quest. Prior to the founding of Quest, Mr. Doyle served as a consultant to a variety of industries, specializing in the areas of system design and application performance and co-founded American Data Industries.

     Doran G. Machin has served as a director since 1987. Mr. Machin was also our Secretary and Executive Vice President from 1987 through April 1999. Prior to 1987, Mr. Machin was employed as an independent computer consultant and worked for Hewlett-Packard and American Data Industries.

     Jerry Murdock, Jr. has served as a member of our board since April 1999. Since 1995, Mr. Murdock has been employed by InSight Capital Partners, an investment firm, which he co-founded in that year. From 1987 to 1995, Mr. Murdock was President of Aspen Technology Group, a consulting firm that he founded in 1987.

Mr. Murdock is a member of the boards of directors of Click Commerce, Inc. and several private technology companies.

     Raymond J. Lane is a General Partner of Kleiner Perkins Caulfield & Byers, a venture capital firm. Prior to joining Kleiner Perkins, Mr. Lane was President and Chief Operating Officers and a Director of Oracle, where he served in various executive management positions since 1992. Before joining Oracle in 1992, Mr. Lane was a senior partner with Booz-Allen & Hamilton, where he led the information Systems Group. He also served on Booz-Allen's Board of Directors and Executive Management Committee. Currently, Mr. Lane is a member of the Board of Trustees of Carnegie-Mellon University and serves on the Boards of Directors of Special Olympics International, Marimba, Inc., Sheer Networks, SeeBeyond, FreeMarkets, Asera, and C-bridge Internet Solutions, Inc.

BOARD OF DIRECTORS AND COMMITTEES

     During 2000, the Board met twice and acted by unanimous written consent nine times during 2000. No director attended fewer than 75% of the aggregate number of all meetings of the Board and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

     Our Audit Committee, presently composed of Messrs. Lane, Machin, Murdock and Doyle assists the Board of Directors in monitoring the quality and integrity of Quest's financial statements and financial reporting practices and Quest's independent auditors. Our audit committee held three meetings in 2000.

     Mr. Machin is not an "independent" director, by reason of Mr. Machin's prior employment with Quest and the nature of the agreements under which he continues to receive compensation from Quest. Consistent with the new Nasdaq audit committee structure and membership requirements, the Board has determined that it is in the best interest of the Company and its shareholders that Mr. Machin continue to serve as a member of the Audit Committee until a third independent director is elected. The Board is actively considering candidates for election to the Board who would qualify to serve on the Audit Committee. Both Mr. Murdock and Mr. Lane are independent directors.

     The Board has adopted a charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A.

     We have established a Compensation Committee, which reviews and approves the compensation and benefits for our executive officers, administers our stock plans and performs other duties as may from time to time be determined by the Board. The compensation committee is currently comprised of Messrs. Murdock and Machin. Our compensation committee held no formal meetings in 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between any of our executive officers or any member of our compensation committee and any member of any other company's board of directors or compensation committee. For additional information concerning transactions involving other members of the Board, see "Related Party Transactions."

DIRECTOR COMPENSATION AND OTHER ARRANGEMENTS

     Directors receive no cash remuneration for serving on the board of directors or any committee thereof. Non-employee directors are reimbursed for reasonable expenses incurred by them in attending board and committee meetings. Non-employee board members are also eligible for option grants pursuant to the provisions of the automatic option grant program under our 1999 Stock Incentive Plan. On the date of the Annual Meeting, each of Messrs. Lane, Murdock and Machin will receive an automatic grant of options to purchase 15,000 shares of Quest Common stock pursuant to this plan at an exercise price equal to the fair market value of such shares as of the same date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date with respect to the beneficial ownership of the Company's Common Stock by (i) each person the Company believes beneficially holds more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned, and beneficial ownership includes shares issuable upon exercise of stock options that are exercisable or will become exercisable within 60 days after the Record Date. Unless otherwise indicated, the principal address of each of the shareholders below is c/o Quest Software, Inc., 8001 Irvine Center Drive, Irvine, California 92618.

                                                               NUMBER OF
                                                                 SHARES        PERCENT OF
                                                              BENEFICIALLY       SHARES
                  NAME OF BENEFICIAL OWNER                       OWNED        OUTSTANDING
                  ------------------------                    ------------    -----------
Vincent C. Smith(1).........................................   34,802,288         39.9%
David M. Doyle(2)...........................................   13,195,054         15.1%
Eyal M. Aronoff(3)..........................................    4,939,876          5.7%
Pilgrim Baxter & Associates, Ltd.(4)........................    4,704,200          5.4%
  825 Duportail Road
  Wayne, PA 19087
Douglas F. Garn(5)..........................................      486,680            *
Jerry Murdock, Jr.(6).......................................      510,124            *
Raymond J. Lane(7)..........................................      402,113            *
Doran G. Machin(8)..........................................       15,000            *
All executive officers and directors as a group (8
  persons)..................................................   54,694,385         62.3%

---------------
 *  Less than 1%.

(1) Includes an aggregate of 152,400 shares held in the names of Mr. Smith's minor children and 1,040 shares held by Mr. Smith as custodian for his minor children. Also includes 47,060 shares held by the Vincent C. Smith Charitable Remainder Trust, of which Mr. Smith is the trustee.

(2) Includes 134,740 shares held by the Doyle Charitable Remainder Trust, of which Mr. Doyle is the trustee, and 327,552 shares owned by DMD Partnership.

(3) Includes an aggregate of 42,894 shares held in the names of Mr. Aronoff's minor children and 1,040 shares held by Mr. Aronoff as custodian for his minor children. Also includes 20,280 shares issuable upon exercise of stock options and 375,000 shares held by the EYA Limited Partnership, of which Mr. Aronoff and his wife are general partners and of which limited partners include charitable remainder trusts of which Mr. and Mrs. Aronoff are beneficiaries. Mr. Aronoff disclaims beneficial ownership of the shares held by this entity except to the extent of his pecuniary interest therein.

(4) According to a Schedule 13G dated February 14, 2001, filed with the SEC by Pilgrim Baxter & Associates, Inc.

(5) Includes 471,680 shares issuable upon exercise of stock options.

(6) Includes 310,274 shares owned by Insight Venture Associates II, LLC, of which Mr. Murdock is a managing member. Mr. Murdock disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, which may not be readily determinable. Also includes 15,000 shares issuable upon exercise of stock options.

(7) Includes 65,000 shares issuable upon exercise of stock options.

(8) Includes 15,000 shares issuable upon exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, the absence of a Form 3, Form 4 or Form 5 or written representations that no Forms 4 or 5 were required, the Company believes that, during 2000, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that Mr. Murdock filed a late report for four transactions, Mr. Doyle filed a late report for five transactions, Mr. Garn filed a late report for six transactions and Mr. Aronoff filed a late report for one transaction.

REPORTS OF COMPENSATION AND AUDIT COMMITTEES AND PERFORMANCE GRAPH

     The following reports of the Compensation Committee and Audit Committee, and the information below relating to the performance of our Common Stock, are not be deemed to be "soliciting material" or to be "filed" with the SEC, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a document filed with the SEC.

                      REPORT OF THE COMPENSATION COMMITTEE

     The role of the Compensation Committee of the Board is to review and recommend or approve the base salaries, bonuses, stock options and other compensation of the executive officers of Quest. The Committee also administers the Company's 1999 Stock Incentive Plan (the "1999 Plan").

     Quest's executive compensation program utilizes Company performance, individual performance and an increase in shareholder value over time as determinants of executive pay levels. These principles are intended to motivate executive officers to improve the financial position of Quest, to hold executives accountable for the performance of the organizations for which they are responsible, to attract key executives into the service of Quest and to create value for our shareholders. The compensation for executive officers is based on two elements: cash compensation and equity-based compensation.

  Cash Compensation

     Quest reviews its executive compensation programs to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable Quest to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. The compensation of executive officers is expected to be reviewed annually by the Compensation Committee.

  Equity-Based Compensation

     Stock option grants are designed to align the interests of an executive officer with those of our shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of our Common Stock at a fixed price per share over a specified period of time up to ten years, unless sooner terminated in accordance with the provisions of the 1999 Plan. Each option generally becomes exercisable in a series of installments over a four-year or five-year period, contingent upon the officer's continued employment with Quest. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by Quest during the vesting period, and then only if the market price of the shares appreciates over the option term. The size of the option grant to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with Quest, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. Other factors include the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

  Compensation of the Chief Executive Officer

     The base salary of Vincent C. Smith, our Chairman of the Board and Chief Executive Officer, has been set at a level that the Compensation Committee believes is below the median of base salary levels of chief executive officers of those companies with which Quest competes for executive talent, due to Mr. Smith's substantial equity ownership interest in the Company.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. This limitation applies only to compensation that is not considered to be performance-based. None of our executive officers received non-performance-based compensation in 2000 in an amount exceeding the limit, and the Compensation Committee does not anticipate that non-performance-based compensation to be paid to our executive officers in 2001 will exceed that limit. Our 1999 Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the limitation. The Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers.

     Submitted by the Compensation Committee of the Board of Directors:

                                          Doran G. Machin
                                          Jerry Murdock, Jr.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000 with the Company's management and with Deloitte & Touche LLP, the Company's independent auditors. The Audit Committee has also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, "Communicating with Audit Committee".

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     Submitted by the Audit Committee of the Board of Directors:

                                          Doran G. Machin
                                          Jerry Murdock, Jr.
                                          Raymond J. Lane

COMPANY STOCK PERFORMANCE

     The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the Company, the Nasdaq Stock Market (U.S.) Index (the "Nasdaq Index") and the S&P Computers-Software & Services Index (the "Industry Index"). The graph assumes $100 was invested in each of the Common Stock, the Nasdaq Index and the Industry Index on August 13, 1999 (the date on which we completed our initial public offering). Note that historic stock price performance is not necessarily indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                           AMONG QUEST SOFTWARE, INC.
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
              AND THE S & P COMPUTERS -- SOFTWARE & SERVICES INDEX

                              [PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------
                                                   8/31/1999    12/31/1999    12/31/2000
----------------------------------------------------------------------------------------
 QUEST SOFTWARE, INC.                               100.00        782.57        400.90
----------------------------------------------------------------------------------------
 NASDAQ STOCK MARKET (U.S.)                         100.00        154.27         92.84
----------------------------------------------------------------------------------------
 S&P COMPUTERS - SOFTWARE & SERVICES                100.00        153.41         72.48
----------------------------------------------------------------------------------------

* $100 INVESTED ON 8/13/99 IN STOCK OR ON 7/31/99
  IN INDEX-INCLUDING REINVESTMENT OF DIVIDENDS
  FISCAL YEAR ENDING DECEMBER 31.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth for the years ended December 31, 1998, 1999 and 2000 all compensation received for services rendered to Quest in all capacities by our chief executive officer and each of the other four most highly compensated executive officers whose salary and bonus exceeded $100,000 in 2000. These officers are referred to in this Proxy Statement as the "Named Executive Officers."

                                                                   LONG-TERM
                                                                  COMPENSATION
                                                                  ------------
                                          ANNUAL COMPENSATION      SECURITIES
                                         ---------------------     UNDERLYING         ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR   SALARY($)    BONUS($)     OPTIONS(#)     COMPENSATION($)(1)
  ---------------------------     ----   ---------    --------    ------------    ------------------
Vincent C. Smith................  2000   $275,000           --            --           $23,306
  Chief Executive Officer         1999    246,875           --            --                --
                                  1998    191,666     $175,000            --                --
David M. Doyle..................  2000    275,000           --            --            25,758
  President                       1999    246,875           --            --            25,758
                                  1998    200,000      175,000            --                --
Douglas F. Garn.................  2000    194,500      125,000        80,000            13,776
  Vice President,                 1999    194,500      125,000            --                --
  Worldwide Sales                 1998    184,510      125,000     1,152,000                --
Eyal M. Aronoff.................  2000    230,000           --            --            16,378
  Chief Technical Officer,        1999    212,946           --            --                --
  DB Tools                        1998    195,445           --        78,000                --
John J. Laskey(2)...............  2000    155,000           --            --                --
  Chief Financial Officer         1999    155,000       15,000        45,000                --
                                  1998         --           --       360,000                --

---------------
(1) All Other Compensation includes matching contributions of $2,500 under our 401(k) Plan and automobile expenses paid by us.

(2) Mr. Laskey resigned as of February 2, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers in 2000, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our Common Stock. No stock appreciation rights were granted during 2000.

                                              OPTIONS GRANTS IN 2000
                                ---------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                NUMBER OF     PERCENT OF                                AT ASSUMED ANNUAL RATES
                                SECURITIES   TOTAL OPTIONS                            OF STOCK PRICE APPRECIATION
                                UNDERLYING    GRANTED TO     EXERCISE                     FOR OPTION TERM($)
                                 OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   ---------------------------
             NAME               GRANTED(#)      2000(%)      ($/SHARE)      DATE           5%            10%
             ----               ----------   -------------   ---------   ----------   ------------   ------------
Douglas F. Garn...............  80,000(1)         2.0%        $26.50      4/14/10      $1,333,600     $3,378,734

---------------
(1) The options were granted at an exercise price equal to the fair market value of Quest Common Stock on the grant date. These options vest as follows: options to purchase 16,000 shares become exercisable on each of April 1, 2002, 2003 and 2004, and options to purchase the remaining 32,000 shares become exercisable on April 1, 2005.

     The potential realizable value is calculated based on the ten-year term of the option at its time of grant. It is calculated based on the assumption that the market value of our common stock appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table sets forth, for the year ending December 31, 2000, certain information regarding options exercised by, and held at year-end by, the Named Executive Officers.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT              IN-THE-MONEY OPTIONS AT
                        SHARES ACQUIRED      VALUE         DECEMBER 31, 2000(#)         DECEMBER 31, 2000($)(2)
                         UPON EXERCISE     REALIZED     ---------------------------   ---------------------------
         NAME                 (#)           ($)(1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           ---------------   -----------   -----------   -------------   -----------   -------------
Douglas F. Garn.......      325,000       $17,984,591     321,920        585,080      $8,843,947     $13,875,810
Eyal M. Aronoff.......       31,980         1,167,501      10,140         35,880         278,571         985,713
John J. Laskey........      165,600         9,079,974      45,000        194,400              --       5,340,654

---------------
(1) Calculated on the basis of the fair market value of our Common Stock on the exercise date, less the applicable exercise price per share, multiplied by the number of shares exercised.

(2) Calculated on the basis of the fair market value of our Common Stock on December 29, 2000 ($28.06 per share), less the applicable exercise price per share, multiplied by the number of shares underlying the options.

                           RELATED PARTY TRANSACTIONS

     In March 1996, we acquired R*Tech Systems, Inc., the sole shareholder of which was Mr. Aronoff, our current Vice President, Engineering and Technology, through a merger of R*Tech with and into Quest. In the merger Quest issued 3,900,000 shares of Common Stock to Mr. Aronoff. Mr. Aronoff also entered into an employment agreement with us for a term of 24 months, under which he received an annual salary of $85,000, the right to receive commissions on the sale of certain products, the right to receive bonus payments of up to $400,000 upon the achievement of specified performance milestones, and an option to purchase up to 2.5% of our outstanding capital stock. In April 1998, Mr. Aronoff purchased 1,950,000 shares of Common Stock under the option for a total purchase price of $750,000, for which Mr. Aronoff executed a promissory note. The note has a term of four years, bears interest at the rate of 5.7% per annum, and up to 25% of the original principal amount of the note may be prepaid in each year of the four-year term. The entire amount due under the note may be prepaid upon a sale or merger of Quest or at any time Mr. Smith no longer serves as our chief executive officer. The entire principal amount of this note remains outstanding, and interest in the amount of $104,049 accrued on this note in 2000.

     In October 1997, we sold to Mr. Smith, our Chairman of the Board and Chief Executive Officer, 7,800,000 shares of Common Stock for aggregate consideration of $2.2 million. Mr. Smith executed a promissory note for the purchase price, the entire original principal amount of which remains outstanding as of the date of this Proxy Statement. The note is secured in part by the 7,800,000 shares of Common Stock. This note will become due and payable on April 1, 2002 and bears an annual interest rate of 6.2%. The entire principal amount of this note remains outstanding, and interest in the amount of $486,416 accrued on this note in 2000.

     On August 1, 2000, we issued an aggregate of 339,000 shares of Common Stock to Marshall Senk, our Vice President, Marketing, for an aggregate purchase price of $15.8 million, which was paid by Mr. Senk's delivery of a five-year full recourse promissory note bearing interest at 6.33% per annum. The note becomes due and payable on August 1, 2007. The entire principal amount of this note is still outstanding, and interest in the amount of $416,008 accrued on this note in 2000.

     We have entered into an indemnification agreement with certain of our executive officers and our directors containing provisions that may require us, among other things, to indemnify our officers and our directors against certain liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

     We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been otherwise obtained from unaffiliated third parties.

                             OVERVIEW OF PROPOSALS

     This Proxy Statement contains three proposals requiring shareholder action. Proposal No. 1 relates to the election of five directors to our Board of Directors. Proposal No. 2 requests approval an amendment to our bylaws to increase the minimum number of authorized directors to four from three. Proposal No. 3 requests ratification of the selection of our independent auditors. Each of the proposals is discussed in more detail in the pages that follow.

     Quest has been advised by Messrs. Smith and Doyle, who collectively, own more than 50% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, that they intend to vote for management's nominees to the Board, for the proposed amendment to Quest's Bylaws and for the ratification of the Board's selection of Deloitte & Touche as Quest's independent auditors. Accordingly, the re-election of management's nominees and approval of Proposal Nos. 2 and 3 are assured.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board is currently comprised of five members, Messrs. Smith, Doyle, Murdock, Machin and Lane. Upon the approval of the amendment to Quest's Bylaws at the Annual Meeting (see Proposal 2 below), the size of the Board will be increased to six. As a result of the amendment, there will be one vacancy created on the Board, which the Board intends to fill on or before June 14, 2001 to satisfy Nasdaq and SEC requirements for the composition of the Board's Audit Committee.

     The Board has nominated the current five directors to be re-elected to serve for a one-year term and until their successors are duly elected and qualified. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board's five nominees below. Proxies cannot be voted for more than the five named nominees.

     If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. It is not presently expected that any nominee will be unable or will decline to serve as a director.

VOTE REQUIRED

     The five nominees for director receiving the highest number of affirmative votes of the shares entitle to vote for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the Quorum, but have no other legal effect under California law.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RE-ELECTION OF MESSRS. SMITH, DOYLE, MURDOCK, MACHIN AND LANE.

                                 PROPOSAL NO. 2

                        APPROVAL OF AMENDMENT TO BYLAWS

GENERAL

     The Company's Bylaws currently provide that the authorized number of directors shall be a minimum of three (3) and a maximum of seven (7), with the exact number of directors to be fixed from time to time within such range by the Board of Directors or the shareholders. The Board of Directors has adopted, subject to shareholder approval, an amendment to the Bylaws that would increase the minimum authorized number of directors to four (4). The Board has also determined that the exact number of directors will be increased to six from five, once this Bylaw amendment is approved and until changed within the range by the Board or the shareholders.

     The purpose of the amendment is to correct this Bylaw provision in order to comply with applicable provisions of California law, which permit Bylaw provisions authorizing a variable number of directors but require that the maximum number of directors is not more than two times the stated minimum less one. Upon the effectiveness of the amendment, the Board will have the ability to add additional directors up to a maximum of seven without shareholder approval.

     The Board of Directors believes that this proposed Bylaw amendment will enable the Board to take timely advantage of the availability of well-qualified candidates for appointment to the Board, in particular, candidates from outside the Company whose skills and experience will benefit the Company.

AMENDMENT TO BYLAWS

     Once the amendment is approved at the Annual Meeting, Section 3.2 of the Quest Bylaws would be amended to read as follows:

          "3.2. Number of Directors. The authorized number of directors of the corporation shall be not less than four (4) nor more than seven (7) and the exact number of directors shall be set by a resolution duly adopted by the Board of Directors or by the shareholders. The minimum and maximum number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Bylaw duly adopted by vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote thereon. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires."

VOTE REQUIRED

     The affirmative vote of a the holders of majority of the outstanding voting shares of Common Stock entitled to vote at the Annual Meeting is required to approve the amendment to the Bylaws.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO QUEST'S BYLAWS.

                                 PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of Quest for the year ending December 31, 2001. Deloitte & Touche served as Quest's independent auditors for the year ended December 31, 2000. Shareholders are being asked to ratify the appointment of Deloitte & Touche as the Company's independent auditors at the Annual Meeting. A representative of Deloitte & Touche is expected to be present at the Annual Meeting and to be available to respond to appropriate questions, and will have the opportunity to make a statement.

FEES PAID TO THE INDEPENDENT AUDITORS

  Audit Fees

     Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") billed Quest aggregate fees of $216,924 for professional services rendered for the audit of the Company's annual financial statements for 2000 and for reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the first three quarters for 2000.

  Financial Information Systems Design and Implementation

     Deloitte did not bill Quest for financial information systems design and implementation fees for 2000.

  All Other Fees

     Deloitte billed Quest aggregate fees of $536,441 for other professional services rendered in 2000, including professional services in connection with our secondary public offering, tax preparation, tax consultation, statutory filings and other consulting services.

     The Audit Committee of the Board of Directors has considered whether the provision by Deloitte of the non-audit services listed above is compatible with maintaining Deloitte's independence.

VOTE REQUIRED

     The affirmative vote of a majority of the shares represented and voting and a majority of the quorum will be required to approve this proposal.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

     Quest knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as Quest may recommend. The accompanying proxy confers discretionary authority to vote on any such other matters as may properly come before the Annual Meeting.

                             SHAREHOLDER PROPOSALS

     Shareholders who intend to present proposals at the next annual meeting of shareholders must send such proposals to Quest for receipt no later than December 24, 2001 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

     In addition, the proxies solicited by the Board for the 2002 annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than March 4, 2002.

April   , 2001
Irvine, California

                                                                      APPENDIX A

                              QUEST SOFTWARE, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

               Adopted by the Board of Directors on June 12, 2000

                                   I. PURPOSE

     The primary purpose of the Audit Committee of the Board of Directors of Quest Software, Inc. ("Quest") is to assist the Board of Directors of Quest (the "Board") in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of Quest. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement).

                              II. RESPONSIBILITIES

     The Audit Committee shall be responsible for and perform the following functions:

          1. Independent Accountants. Recommend to the Board the independent auditors to be retained by Quest to audit its financial statements, which independent auditors shall be ultimately accountable to the Board and the Committee as representatives of shareholders.

          2. Plan of Audit. Consult with the independent auditors regarding the plan of audit. The Committee also shall review with the independent auditors their report on the audit and review with management changes or improvements in Quest's accounting practices or controls that are suggested by the independent auditors.

          3. Internal Accounting Controls. Review and consult with management and the independent auditors regarding the quality and adequacy of, and compliance with, Quest's internal accounting controls, systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws and regulations. The review shall include any significant problems and regulatory concerns. The Committee also shall review internal audit plans in significant compliance areas.

          4. Financial Disclosure Documents. Review with management and the independent auditors Quest's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission ("Commission") or sent to shareholders and, prior to release, if practicable, all announcements of Quest's earnings. Following the satisfactory completion of each year-end review recommend to the Board the inclusion of the audited financial statements in Quest's Annual Report on Form 10-K to be filed with the Commission. The review shall include any significant problems and material disputes between management and the independent auditors and a discussion with the independent auditors, out of management's presence, of the quality of Quest's accounting principles as applied in its financial reporting, the clarity of Quest's financial disclosures and degree of aggressiveness or conservatism of Quest's accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in preparing the financial disclosure documents.

          5. Oversight of Executive Officers and Directors and Conflicts of Interest. Review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with Quest policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent auditors. The Committee also shall review significant questionable or illegal payments.

          6. Oversight of Independent Accountants. Evaluate the independent auditors on an annual basis and where appropriate recommend a replacement for the independent auditors. In such evaluation, the Committee shall ensure that the independent auditors deliver to the Committee a formal written statement delineating all relationships between the auditors and Quest consistent with Independence Standards Board Standard 1. The Committee also shall engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and, in response to the independent auditor's report take, or recommend that the Board take, appropriate action to satisfy itself of the independence of the auditors.

          7. Charter Amendments. Review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

     The Committee's function is one of oversight. Management is responsible for the preparation of Quest's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is not expected to audit Quest, to define the scope of any audit, to control Quest's accounting practices, or to define the standards to be used in preparation of Quest's financial statements, and the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by Quest to its shareholders and others.

                        III. COMPOSITION & INDEPENDENCE

     The Committee shall consist of not less than three members of the Board, each of whom shall be appointed by the Board and shall be free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each member shall also satisfy the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the Commission and Nasdaq.

     One member of the Committee shall be appointed as Chairman, and shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, making regular reports to the Board, and maintaining communications with the Chief Executive Officer, President, Chief Financial Officer and other executive officers of Quest and its independent auditors.

     In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman, and in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

                            IV. QUORUM AND MEETINGS

     A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance. The Committee shall meet on a regular basis. Meetings shall be scheduled at the discretion of the Chairman. Notice of the meetings shall be provided at least ten days in advance. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

                                   V. REPORTS

     The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

     The Committee shall report to shareholders in Quest's proxy statement for its annual meeting of shareholders as required by the rules of the Commission.

                              VI. OTHER AUTHORITY

     The Committee is authorized to confer with Quest management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice.

     The Committee will perform such other functions as are authorized for this Committee by the Board of Directors.

                              QUEST SOFTWARE, INC
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 2001

     You may vote by telephone toll-free or on the internet, or complete, sign and date and mail the form below. Your vote must be received prior to 12:00 midnight Pacific time on May 14, 2001.

[Name and address of shareholder]

TO VOTE BY TELEPHONE OR ON THE INTERNET, USE THE CONTROL NUMBER BELOW

YOUR CONTROL NUMBER ___________________

Call Toll-free
On a Touch-Tone Phone:
24 hours a day, 7 days a week
1-888-216-1316

     Have this form available when you call the toll-free number. Then, enter your control number and follow the prompts.

     TO VOTE BY INTERNET, HAVE THIS FORM AVAILABLE AND FOLLOW THE DIRECTIONS WHEN YOU VISIT: WWW.DIRECTVOTE.COM/QSFT

     DO NOT RETURN THE FORM BELOW IF YOU VOTE BY TELEPHONE OR THE INTERNET.

                                  ------------

                              QUEST SOFTWARE, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 2001

YOUR CONTROL NUMBER ___________________

     The undersigned shareholder of Quest Software, Inc. (the "Company"), hereby acknowledges receipt of the Notice of Annual meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Quest Software, Inc. to be held at the Company's principal executive offices, located at 8001 Irvine Center Drive, Irvine, California 92618 on Tuesday, May 15, 2001 at 10:00 a.m. Pacific time, and hereby appoints Vincent C. Smith, David M. Doyle and M. Brinkley Morse, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Company's Common Stock which the undersigned is entitled to vote at such meeting and any adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such adjournment).

     THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE BOARD'S NOMINEES, FOR PROPOSALS 1 AND 3 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE

     Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis.

                        DETACH AT THE PERFORATION BELOW.
                           DO NOT RETURN THIS CARD IF
                    YOU HAVE VOTED BY TELEPHONE OR INTERNET.

[X]  Please mark in dark ink in the manner shown

1.   TO ELECT THE COMPANY'S BOARD OF DIRECTORS

FOR
ALL NOMINEES LISTED BELOW     [ ]
(EXCEPT AS MARKED IN THE
CONTRARY BELOW)

WITHHOLD AUTHORITY            [ ]
TO VOTE FOR ALL NOMINEES
LISTED BELOW

     NOMINEES: (01) Vincent C. Smith, (02) David M. Doyle, (03) Doran G. Machin
(04) Jerry Murdock, Jr. and (05) Raymond J. Lane


--------------------------------------------------------------------------------
     (INSTRUCTION: To withhold authority to vote for any nominee, print that nominee's name in the space provided above.)

     2. To approve an amendment to Company's Bylaws to increase the minimum number of authorized directors to four.

     [ ] FOR                [ ] AGAINST                  [ ] ABSTAIN

     3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

     [ ] FOR                [ ] AGAINST                  [ ] ABSTAIN

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     This proxy card should be signed by the shareholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.

     Signature ____________________________ Date: ____________, 2001

     Signature ____________________________ Date: ____________, 2001

     UNLESS YOU HAVE VOTED BY TELEPHONE OR ON THE INTERNET, PLEASE VOTE, SIGN, DATE AND RETURN THIS CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.